Exhibit 8

March [ ], 2024

Apogee Parent Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Chris C. Kemp and Adam P. London

Email: *********

Apogee Merger Sub Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Chris C. Kemp and Adam P. London

Email: *********

RE:	Interim Investors’ Agreement, dated as of March 7, 2024 (the “Interim Investors’ Agreement”), by and among Apogee Parent Inc., a Delaware corporation (“Parent”), Apogee Merger Sub Inc., a Delaware corporation (“Merger Sub”), and each of the Investors (as defined therein) party thereto.

Ladies and Gentlemen:

Reference is made to the above-captioned Interim Investors’ Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Interim Investors’ Agreement.

Section 1. Party to the Interim Investors’ Agreement. The undersigned, Merger Sub and Parent hereby agree, as of the date first above written, that (a) the undersigned shall be an “Investor”, the “Investors”, a “Party” and the “Parties” for all purposes of the Interim Investors’ Agreement to the same extent as each of the other Investors thereunder; (b) each reference in the Interim Investors’ Agreement to an “Investor” and a “Party” shall also mean and be a reference to the undersigned; and (c) the undersigned shall be bound by the terms of the Interim Investors’ Agreement to the same extent as each of the other Investors thereunder.

Section 2. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 3.5(a) (Certain Representations and Warranties) of the Interim Investors’ Agreement to the same extent as each other Investor.

Section 3. Counterparts. This Joinder may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument. All counterparts shall be construed together and shall constitute one and the same instrument. A signature delivered by electronic mail in portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be deemed to be an original signature for all purposes under this Joinder.

Section 4. Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 5.5 (Governing Law; Jurisdiction) and 5.6 (Waiver of Jury Trial) of the Interim Investors’ Agreement are incorporated herein by reference and shall apply to this Joinder mutatis mutandis.

[Signature pages follow]

Very truly yours,

[INVESTOR]

By:
Name:
Title:

Notice Information

[Signature Page to Joinder to Interim Investors’ Agreement]

Acknowledged and Agreed
as of the date first written above:

MERGER SUB

Apogee Merger Sub Inc.

By:
	Name:	Chris C. Kemp
	Title:	Chief Executive Officer

PARENT

Apogee Parent Inc.

By:
	Name:	Chris C. Kemp
	Title:	Chief Executive Officer

[Signature Page to Joinder to Interim Investors’ Agreement]